UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 11, 2006
ITC HOLDINGS CORP.

(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

29500 Orchard Hill Place, Suite 200
Novi, Michigan	48375

(Address of Principal Executive Offices)	(Zip Code)
(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Language Concerning Forward-Looking Statements
This document and the exhibits hereto contain certain statements that describe our management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for our business, including our business after the proposed acquisition transaction, and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.
Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.
The securities referred to herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This document and the exhibits do not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful
Item 1.01 Entry into a Material Definitive Agreement
On May 11, 2006, ITC Holdings Corp. (the “Company”) entered into a purchase agreement with TE Power Opportunities Investors, L.P., Mich 1400 LLC, MEAP US Holdings Ltd., Macquarie Essential Assets Partnership, Evercore Co-Investment Partnership II L.P., Evercore METC Capital Partners II L.P. and the other parties thereto (the “Purchase Agreement”). Pursuant to the Purchase Agreement, upon the terms and subject to the conditions set forth therein, the Company will acquire the indirect ownership of all the partnership interests in Michigan Transmission Holdings Limited Partnership (“MTH”), the sole member of Michigan Electric Transmission

Company LLC (“METC”), in a transaction valued at approximately $866 million (the “Acquisition”). Under the terms of the Purchase Agreement, the current indirect owners of the partnership interests (the “Selling Shareholders”) will receive approximately $486 million in cash and approximately $70 million in shares of the Company’s common stock. In addition, the Company will assume, or refinance at METC, approximately $311 million of METC debt. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.
Consideration. The total purchase price payable to the Selling Shareholders on consummation of the Acquisition is $556 million, consisting of approximately $486 million in cash and approximately $70 million in shares of the Company’s common stock to be issued to one of the Selling Shareholders. The value of the stock to be delivered may be increased or decreased by $2.5 million if such Selling Shareholder so elects prior to June 30, 2006. If such an election is made, the cash portion of the consideration paid to such Selling Shareholder would be adjusted by a corresponding amount. The number of shares of the Company’s common stock to be delivered will be based on the average closing price of the Company’s common stock for the 20 consecutive trading-day period ending on the date that is the third trading day prior to the consummation of the Acquisition.
Representations, Warranties and Covenants. Under the terms of the Purchase Agreement, the parties have each made customary representations and warranties. In addition, each of the parties has agreed to customary covenants, including, among others, (i) the Selling Shareholders shall cause each of METC and MTH to conduct its business in the ordinary course between the execution of the Purchase Agreement and the consummation of the Acquisition, (ii) to provide the other with access to certain information, (iii) to obtain required consents and cooperate with the other party, and (iv) to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the Acquisition.
Conditions. Each of the parties’ obligation to consummate the Acquisition is subject to certain customary conditions, including (i) the expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (ii) the absence of a material adverse effect on METC since May 11, 2006, (iii) the receipt of approval from the Federal Energy Regulatory Commission pursuant to Sections 203 and 204 of the Federal Power Act and, in the case of the Company’s closing condition, without any material limitation or condition, and (iv) in the case of the Company’s closing conditions, a requirement that a 30 consecutive day “marketing period” has expired, which period begins on (a) the third business day after satisfaction of the regulatory approval conditions or (b) in the event such regulatory approval conditions are not satisfied on or prior to July 15, 2006, on the later of (x) September 1, 2006 and (y) the third business day after satisfaction of such regulatory approval conditions.
Shareholders Agreement. In connection with the consummation of the Acquisition, the Company has agreed to enter into a shareholders agreement on the closing date with Macquarie Essential Assets Partnership, the Selling Shareholder that will receive Company common stock as consideration (the “Shareholders Agreement”). The Shareholders Agreement will provide that such Selling Shareholder may not sell the Company’s common stock for one year following the closing and is entitled to incidental registration rights during the second year after closing. The form of Shareholders Agreement to be entered into on consummation of the Acquisition is included with the Purchase Agreement that is attached hereto as Exhibit 2.1 and is incorporated by reference herein.
Financing. The Company expects to finance the Acquisition through a combination of cash on hand, the proceeds from a sale of common stock of the Company to the public in a registered offering and the issuance of senior unsecured notes by the Company pursuant to an exemption from the registration requirements of the Securities Act, contained in Rule 144A and Regulation S promulgated under the Securities Act. The Purchase Agreement does not contain a requirement that financing has been obtained prior to consummation of the Acquisition, but as noted above, the Company does not have an obligation to close the transaction until the expiration of a 30 consecutive day “marketing period,” during which the Company expects to market the securities described above. The Company has received a commitment letter, dated May 11, 2006, from Credit Suisse Securities (USA) LLC, Credit Suisse, Cayman Islands Branch, Lehman Brothers Inc., Lehman Commercial Paper Inc. and Lehman Brothers Commercial Bank to provide to the Company, subject to the terms and conditions therein, financing in an aggregate amount of up to $885,000,000 in the form of an 18-month senior unsecured bridge term loan facility. The Company does not intend to draw down on this bridge financing unless funds from the contemplated common equity offering, senior unsecured notes offering and/or any refinancing of MTH’s or METC’s debt are unavailable at the time of closing. The availability of the bridge financing is subject to the satisfaction of customary conditions to consummation, including the consummation of the Acquisition substantially in accordance with the Purchase Agreement (with no amendment or modification materially adverse to the lenders except as reasonably agreed to by Credit Suisse Securities (USA) LLC and Lehman Brothers Inc.) and the execution of definitive documents contemplated thereby. The debt commitments expire upon the earlier of November 11, 2006 (which expiration date may be extended by up to 90 days at the election of the Company) and the abandonment of the Acquisition by the Company. The Company has agreed to pay Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. certain fees in connection with the commitment letter and has agreed to indemnify them, the other lenders and their respective affiliates and representatives against certain liabilities.
The foregoing descriptions of the Acquisition, the Purchase Agreement, the Shareholders Agreement, and the related matters described above do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the form of the Shareholders Agreement attached hereto.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Exhibit Description

2.1	Purchase Agreement, dated as of May 11, 2006, by and among TE Power Opportunities Investors, L.P., Mich 1400 LLC, MEAP US Holdings Ltd., Macquarie Essential Assets Partnership, Evercore Co-Investment Partnership II L.P., Evercore METC Capital Partners II L.P., ITC Holdings Corp. and the other parties thereto (including the form of Shareholders Agreement to be entered into by and between ITC Holdings Corp. and Macquarie Essential Assets Partnership).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Vice President and General Counsel

May 17, 2006

Exhibit Index

Exhibit No.	Exhibit Description

2.1	Purchase Agreement, dated as of May 11, 2006, by and among TE Power Opportunities Investors, L.P., Mich 1400 LLC, MEAP US Holdings Ltd., Macquarie Essential Assets Partnership, Evercore Co-Investment Partnership II L.P., Evercore METC Capital Partners II L.P., ITC Holdings Corp. and the other parties thereto (including the form of Shareholders Agreement to be entered into by and between ITC Holdings Corp. and Macquarie Essential Assets Partnership).